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                                                                   EXHIBIT 99.01

The St. Joe Company
Supplemental Calculation of Selected Consolidated Financial Data

     The following table calculates EBITDA (Gross) and EBITDA (Net) as set forth in Note (9) to Item 6. Selected Consolidated Financial Data.

                                                                   2001           2000           1999          1998          1997
                                                                 --------       --------       --------      --------       --------
Income from continuing and discontinued
  operations before income taxes and
  minority interest                                              $113,074       $166,920       $129,574      $ 85,834      $ 94,374
Add back:
  Depreciation and amortization                                    29,619         51,783         49,706        40,340        30,233
  Interest expense                                                 22,102         13,821          3,325           804           389
Less:
  Gain on sales of other assets and derivatives gain              (3,934)        (1,676)       (14,623)         (788)       (4,417)
  Impairment losses and other one-time charges                      2,051          4,245         18,951        10,238
                                                                 ------------------------------------------------------------------
  EBITDA -- Gross                                                 162,912        235,093        186,933       136,428       120,578
                                                                 ------------------------------------------------------------------

Less minority interest % of
  Income before income taxes                                         (560)       (15,774)       (30,778)      (31,261)      (28,960)
  Depreciation and amortization                                      (119)       (13,297)       (15,114)      (13,225)      (10,194)
  Interest expense                                                    (51)        (1,026)          (174)         (163)         (179)
  Gain on sales of other assets                                                      858              5           181           795
  Impairment losses and other one-time charges                                    (2,455)        (5,886)
                                                                 ------------------------------------------------------------------
  EBITDA -- Net                                                  $162,182       $203,399       $134,986      $ 91,960      $ 82,040
                                                                 ------------------------------------------------------------------